Exhibit 21.1

NOBLE CORPORATION PLC SUBSIDIARIES (as of December 31, 2014)

Name	Country of incorporation
Noble Corporation Holdings Limited	Cayman Islands	*
Noble Services (Switzerland) GmbH	Switzerland	*
Noble Financing Services Limited	Cayman Islands	*
Noble (Servco) UK Limited	United Kingdom	*
Noble Aviation GmbH	Switzerland	*
Noble Corporation	Cayman Islands
Noble NDC Holding (Cyprus) Limited	Cyprus
Noble FDR Holdings Limited	Cayman Islands
Noble Holding International (Luxembourg NHIL) S.à r.l	Luxembourg
Noble Holding International (Luxembourg) S.à r.l	Luxembourg
Noble Drilling (Luxembourg) S.à r.l	Luxembourg
Noble Drillships Holdings, Ltd.	Cayman Islands
Noble Drillships Holdings 2, Ltd.	Cayman Islands
Frontier Driller, Ltd.	Cayman Islands/Luxemburg
Frontier Drilling Cayman, Ltd.	Cayman Islands
Noble Holding S.C.S.	Luxembourg
Noble Drilling (Cyprus) Limited (pending dissolution)	Cyprus
Noble Downhole Technology Ltd.	Cayman Islands
Noble Drilling International GmbH	Switzerland
Noble Drilling Holding GmbH	Switzerland
Noble Holding (U.S.) Corporation	Delaware
Noble Drillships, S.à r.l	Luxembourg
Noble Drillships 2, S.à r.l	Luxembourg
Frontier Driller Kft.	Hungary
Noble Leasing IV (Switzerland) GmbH	Switzerland
Noble Holding International LLC	Delaware
Noble Holding International S.à r.l.	Luxembourg
Noble Technology (Canada) Ltd.	Alberta, Canada
Noble Engineering & Development de Venezuela C.A.	Venezuela
Triton Engineering Services Company	Delaware
Noble Drilling (U.S.) LLC	Delaware
Noble Drilling Services 3 LLC	Delaware
Noble Drilling Services 2 LLC	Delaware
Noble Drilling Services Inc.	Delaware
Maurer Technology Incorporated	Delaware
Bully 1 (Switzerland) GmbH	Switzerland
Bully 2 (Switzerland) GmbH	Switzerland
Frontier Driller, Inc.	Delaware
Noble Holding International Limited	Cayman Islands
Noble Drilling (Jim Thompson) LLC	Delaware
Noble Johnnie Hoffman LLC	Delaware
Noble John Sandifer LLC	Delaware
Noble Drilling Exploration Company	Delaware
Bully 1 (US) Corporation	Delaware
Bully 2 (Luxembourg) S.à r.l.	Luxembourg
Noble Drilling Holding LLC	Delaware
Noble International Services LLC	Delaware
Noble Drilling Americas LLC	Delaware
Noble North Africa Limited	Cayman Islands
Noble Drilling Services 6 LLC	Delaware
Noble Cayman Limited	Cayman Islands
Triton International, Inc.	Delaware
Triton Engineering Services Company, S.A.	Venezuela
Frontier Deepwater, Ltd.	Cayman Islands
Triton International de Mexico S.A. de C.V.	Mexico
Frontier Deepwater (B) Sdn. Bhd.	Brunei
Noble Drilling West Africa Limited	Nigeria
Noble Drilling Offshore Limited	Cayman Islands
TSIA International (Antilles) N.V. (pending dissolution)	Curacao
Noble Drilling Singapore Pte. Ltd.	Singapore
Noble Resources Limited	Cayman Islands
Noble Services International Limited	Cayman Islands
NE Drilling Servicos do Brasil Ltda.	Brazil
NE do Brasil Participacoes E Investimentos Ltda.	Brazil
Noble Earl Frederickson LLC	Delaware
Noble Bill Jennings LLC	Delaware
Noble Asset Mexico LLC	Delaware
Noble Holding (Luxembourg) S.à r.l	Luxembourg
Noble Drilling Holdings (Cyprus) Limited	Cyprus
Noble Drilling Egypt LLC	Egypt
Noble Leasing III (Switzerland) GmbH	Switzerland
Noble Drilling (N.S.) Limited	Scotland
Noble Drilling (Nederland) II B.V.	Netherland
Noble Contracting II GmbH	Switzerland
Noble Holding Europe S.à r.l.	Luxembourg
Noble Leasing (Switzerland) GmbH	Switzerland
Noble Mexico Services Limited	Cayman Islands
Noble Mexico Limited	Cayman Islands
Noble International Finance Company	Cayman Islands
Noble Drilling (TVL) Ltd.	Cayman Islands
Noble Drilling (Carmen) Limited	Cayman Islands
Noble Gene Rosser Limited	Cayman Islands
Noble Campeche Limited	Cayman Islands
Noble Offshore Mexico Limited	Cayman Islands
Noble Offshore Contracting Limited	Cayman Islands
Noble Dave Beard Limited	Cayman Islands

Name	Country of incorporation
Sedco Dubai LLC	Dubai, UAE
International Directional Services Ltd.	Bermuda
Noble Drilling (Paul Wolff) Ltd.	Cayman Islands
Noble India Limited	Cayman Islands
Noble Drilling Arabia Company Ltd.	Saudi Arabia
Noble Drilling (Land Support) Limited	Scotland
Noble Drilling (Norway) AS	Norway
Noble Drilling Offshore (Labuan) Pte Ltd.	Labuan, Malaysia
Noble Contracting Offshore Drilling (M) Sdn Bhd	Malaysia
Noble Drilling International Services Pte. Ltd. (pending dissolution)	Singapore
Noble Drilling International Ltd.	Bermuda
Noble Offshore (North Sea) Ltd.	Cayman Islands
Noble Offshore Services de Mexico, S. de R.L. de C.V.	Mexico

*	Indicates subsidiary of Noble Corporation plc only.